EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form SB-2 Registration Statement of KAL Energy, Inc. of our report dated July 27, 2007, on our audit of the financial statements of KAL Energy, Inc. as of May 31, 2007 and the related statements of operations, stockholders' equity, and cash flows for the year ended May 31, 2007, and the reference to us under the caption “Experts.”

KABANI & COMPANY, INC.
Los Angeles, California

/s/ Kabani & Company, Inc.
September 20, 2007